UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

BIOHITECH GLOBAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36843	46-2336496
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Red Schoolhouse Road, Suite 101, Chestnut Ridge, NY 10977

(Address of principal executive offices)

Registrant’s telephone number, including area code: 845-262-1081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BHTG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2019, BioHiTech Global, Inc. (the “Registrant”) completed a private placement for $1,885,000 in Units. The Registrant received gross proceeds of $1,885,000 from the sale of Units on June 28, 2019 and on May 10, 2019, from twenty four (24) investors.

Commencing on May 10, 2019, BioHiTech Global, Inc. (the “Registrant”) entered into a series of Investor Subscription Agreements with certain accredited investors (the “Investors”), pursuant to which the Registrant agreed to sell and the Investors agreed to purchase in a private placement offering units (the “Units”) in the aggregate offering amount of $1,885,000. Each Unit, which may be offered in fractions, amount of $100,000, is comprised of 1,000 Shares of the Registrant’s Series D Convertible Preferred Stock (the “Series D Preferred Shares”) and warrants (the “Warrants”) to purchase a number of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), up to such 50% of the number of shares of Common Stock issuable upon conversion of the Series D Preferred Share at an exercise price of $3.50 per share of Common Stock.

Each share of Series D Preferred Shares have a stated value of $100.00, and is convertible into shares of Common Stock at the price of $3.50 per share based on the stated value of the Series D Preferred being converted. The Series D Preferred Shares has usual dividends at the rate of 9% payable annually in arrears in cash or, at the Company’s option, in Common Stock based upon the then in effect conversion price. The Series D Preferred Shares also have an alternative dividend provision based upon the cash flow distributed to the parent from the Company’s next HEBioT facility, excluding the Company’s plant in Martinsburg, West Virginia, (“the Next Facility”) based upon the Series D Preferred Shares proportional investment in the facility. The Series D Preferred Shares also has an alternative conversion based upon a multiple of the annualized EBITDA of the Next Facility converted at the higher of the conversion rate in effect or the market price of the Company’s common stock if higher.

The Units, the Series D Preferred Shares and the Warrants were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as provided in Rule 506(b) of Regulation D promulgated thereunder. The Units, the Series D Preferred Shares and the Warrants and the Common Stock issuable upon conversion of the Series D Preferred Shares and the Warrants have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

The Registrant paid placement agent fees of $93,500 and $15,000 in cash to Network 1 Financial Securities, Inc. and ViewTrade Securities Inc., respectively.

The foregoing description of the terms and conditions of the Investor Subscription Agreement, the Warrants and the Certificate of Designation is only a summary and is qualified in its entirety by the full text of the Investor Subscription Agreement, the Warrants, the Certificate of Designation, and the Certificate of Amendment of Designation, which have been filed as Exhibits 10.25, 10.26, 4.8 and 4.9 to the Registrant’s Quarterly Report on Form 10-Q filed on May 15, 2019.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The risks and uncertainties involved include the dilution to current stockholders as a result of the potential purchase price discount offered to the Investor, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Investor of the shares of Common Stock underlying the Series D Preferred Shares and the Warrants, as well as other risks detailed from time to time in the Registrant’s periodic filings with the Securities and Exchange Commission.

Item 3.02	Unregistered Sales of Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference from Item 1.01.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Investor Subscription Agreements contain representations to support the Company’s reasonable belief that the investors had access to information concerning the Company’s operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the sale of securities did not involve a public offering; the Company made no solicitation in connection with the sale other than communications with the investors; the Company obtained representations from the investors regarding their investment intent, experience and sophistication; and the investors either received or had access to adequate information about the Company in order to make an informed investment decision.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2019	BIOHITECH GLOBAL, INC.

	By:	/s/ Brian C. Essman
		Name:	Brian C. Essman
		Title:	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)